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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported):  November 20, 2000
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                           Rheometric Scientific, Inc.
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             (Exact name of Registrant as specified in its charter)




          Delaware                   000-14617                 61-0708419
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(State of Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number            Identification No.)




  One Possumtown Road, Piscataway, New Jersey                   08854
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   (Address of Principal Executive Offices)                   (Zip Code)




Registrant's telephone number, including area code:  (732) 560-8550
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Item 2.  Acquisition or Disposition of Assets.
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         Rheometric  Scientific,  Inc.  (the  "Company")  is filing this Current
Report on Form 8-K to report the acquisition by its wholly-owned subsidiary of all of the issued and outstanding capital stock of PSI Holding Corporation, a Virginia corporation ("PSI") and its two wholly-owned subsidiaries, Protein Solutions, Inc., a Virginia corporation ("PS-US") and Protein Solutions Ltd., a corporation organized under the laws of England and Wales ("PS-UK").

         On November 20, 2000, PSI merged with and into PSI Acquisition Corp. ("Acquisition Sub"), a wholly-owned subsidiary of the Company, pursuant to a Merger Agreement (the "Merger Agreement"), dated as of November 20, 2000, among Sheridan D. Snyder and Robert P. Collins, Jr. (collectively, the "PSI Stockholders"), PSI, the Company, and Acquisition Sub. In exchange for all of the issued and outstanding capital stock of PSI, the Company paid to the PSI
Stockholders and certain holders of stock appreciation rights in PSI approximately $600,000 in cash plus 679,526 shares of the Company's Common Stock. The acquisition consideration was determined as a result of arms'-length negotiation between representatives of the Company and the PSI Stockholders. The Merger Agreement has been filed as Exhibit 2.1 to this report and is incorporated by reference herein.

         PSI, based in Charlottesville, VA., manufactures and markets Dynamic Laser Light Scattering (DLS) instrumentation, software and services. PSI's products are based on a proprietary, patented technology for which PSI has an application exclusive license. The PSI DLS technology employs sophisticated optical components and advanced digital signal processing to measure molecular physical properties such as size, mass, and diffusion. This information is used by PSI's customers to gain a better understanding of the stability and conformation of purified biomolecules.

         The acquisition of PSI was financed with funds received in connection with the exercise by Andlinger Capital XXVI LCC ("Andlinger Capital XXVI"), the Company's majority stockholder, of warrants for the purchase of one million shares of Common Stock at an exercise price of $1.00 per share. These warrants were acquired in March 2000 by Andlinger Capital XXVI in connection with its majority equity investment in the Company. A portion of the proceeds of such exercise of warrants by Andlinger Capital XXVI was used by the Company to pay the cash portion of the merger consideration. The Company expects to use the remaining portion of such proceeds for general working capital purposes. In connection with the merger transaction, the Company has entered into employment agreements for a term of up to three years with each of the PSI Stockholders.

         The Company announced the acquisition in a press release dated November 21, 2000, which has been filed as Exhibit 99.1 to this report.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c)   Exhibits

           2.1      Merger  Agreement,  dated as of  November  20,  2000,  among
                    Sheridan D. Snyder, Robert P. Collins, Jr., PSI Holding Corporation, Rheometric Scientific, Inc., and PSI Acquisition Corp.

           99.1     Press Release, dated November 21, 2000.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RHEOMETRIC SCIENTIFIC, INC.



Dated:  November 29, 2000                 By: /s/ Joseph Musanti
                                              ---------------------------
                                              Joseph Musanti
                                              Vice President, Finance and
                                              Chief Financial Officer



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                                 EXHIBITS INDEX


Exhibit
Number            Description
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  2.1             Merger  Agreement,  dated  as  of  November  20,  2000,  among
                  Sheridan  D.  Snyder,  Robert P.  Collins,  Jr.,  PSI  Holding
                  Corporation,  Rheometric Scientific, Inc., and PSI Acquisition
                  Corp.

  99.1            Press Release, dated November 21, 2000.